Exhibit 10.13

                             INDEPENDENT CONSULTANT

                              CONTRACT FOR SERVICES


     This Agreement is made and effective this 17th day of July, 2001 ("Effective Date") by and between SONOMAWEST HOLDINGS, INC. a California corporation ("Client") and DAVID J. BUGATTO, ("Consultant").

     1. SERVICES AND DELIVERABLES. Consultant will perform the services described on Exhibit A ("Services"), and will determine the method, details and means of performing the Services. The parties intend for this agreement to govern all services provided and to be provided by Consultant to Client after April 1, 2001.

     2. FEES AND PAYMENT. In consideration for the Services to be performed by Consultant, Client will pay to Consultant a monthly fee of $2,500. In addition, in the event either of the Company's Sonoma County properties are sold during the term hereof, Consultant will be paid a fee of 2-1/2% of the sales price if no broker commission is involved and 1-1/4 % of the sales price if a broker is involved. In the event either property is refinanced during the term hereof Consultant will be paid a fee equal to 1% of the amount of proceeds received by the Company in excess of its current debt.

     3. INDEPENDENT CONSULTANT STATUS. It is the express intention of the parties that Consultant is an independent consultant and not an employee, agent, joint venturer or partner of Client. Nothing in this Agreement will be interpreted or construed as creating or establishing the relationship of employer and employee between Client and Consultant, or any employee or agent of Consultant.

     4.   ADDITIONAL OBLIGATIONS OF CONSULTANT.

          a. Consultant will supply all tools and instrumentalities required to perform the services under this Agreement. Consultant is not required to purchase or rent any tools, equipment or services from Client.

          b. Consultant is responsible for all costs and expenses incident to performing services hereunder, including but not limited to costs of equipment provided by Consultant, fees, fines, licenses, bonds, or taxes required of or imposed against Consultant and its assistants, if any, as costs of doing business. Client is not responsible for any expenses incurred by Consultant in performing services for Client, except for those reasonable out-of-pocket travel expenses incurred by Consultant in performing the services under this Agreement.

          c. Consultant may, at its option and at its own expense, employ such assistants as Consultant deems necessary to perform the Services. Consultant assumes full and sole responsibility for the payment of all compensation and expenses of these assistants and for any state and federal income tax, unemployment insurance, Social Security, disability insurance

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and other applicable withholdings of such assistants. Consultant will provide workers' compensation insurance coverage for its employees and agents, and agrees to hold harmless and indemnify Client for any and all claims arising out of any injury, disability, or death of any of Consultant's employees or agents. Consultant will indemnify and hold Client harmless against any and all liability imposed or claimed, including attorneys' fees and other legal expenses, arising directly or indirectly from any act or failure to act of Consultant or Consultant's assistants, employees or agents, including all claims relating to injury or death of any person or damage to property.

          d. Consultant specifically agrees to abide by Client's standards and rules of conduct and general operating procedures while on Client's premises or otherwise while performing services pursuant to this Agreement.

          e. Consultant may not assign any duties or obligations under this Agreement without Client's express written consent.

          f. Consultant acknowledges that, as he is an independent Consultant and not an employee, he is responsible for paying all required state and federal taxes. In particular, Client will not: (i) withhold FICA (Social Security) from Consultant's payments; (ii) make state or federal unemployment insurance contributions on Consultant's behalf; (iii) withhold state or federal income tax from payment to Consultant; (iv) make disability insurance contributions on behalf of Consultant; (v) obtain workers' compensation insurance on behalf of Consultant.

          g. Consultant further acknowledges that he is not eligible for participation in any benefit plan or program available to Consultant's employees, and that the fee for services has been established in recognition of Consultant being responsible for maintaining such benefit coverage as it deems appropriate.

     5.   TERM AND TERMINATION.

          a. This Agreement begins on the Effective Date and continues until the earlier of (i) written notice of termination by either party; (ii) termination in accordance with the provisions set forth below; or (iii) December 31, 2003.

          b. This Agreement will terminate automatically on any of the following events: (i) bankruptcy or insolvency of either party; (ii) sale or discontinuance of the business of either party; (iii) death of either party.

          c. If Consultant defaults in the performance of the Agreement or materially breaches any of the provisions, Client at its sole option may terminate the Agreement at any time on written notice to Consultant. For purposes of this section, material breach includes, but is not limited to: (i) failure or refusal to perform the Services when and as contemplated; (ii) failure to provide timely invoices with appropriate descriptions and approved expenses as provided herein; (iii) negligence, misconduct, an act of dishonesty, or taking an action or conducting itself in a manner contrary or inimical to Client's best business interests or reputation.

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          d.   If Client fails to pay Consultant fees or payment as provided herein, Consultant at its sole option may terminate the Agreement, provided Client does not remedy the failure within 30 days from the date payment is due.

     6.   CONFIDENTIALITY, TRADE SECRETS, WORK FOR HIRE AND NON-COMPETITION.

          a. Consultant recognizes that during the term of this Agreement, and in preparation therefore, he will be privy to many of Client's trade secrets or proprietary or other confidential or privileged information. Consultant agrees to keep all such information in strictest confidence and not to disclose it except for legitimate purposes of Client and with Client's express written consent, either during the term of this Agreement or at any time thereafter.

          b. On termination of this Agreement, Consultant will promptly deliver to Client all equipment belonging to Client, all code and computer programs of whatever nature, as well as all manuals, letters, reports, price lists, customer lists, sales information, analyses, recommendations, and all copies thereof, and all other materials of a confidential nature regarding Client's business that are in its possession or control. Consultant agrees that the remedy at law for any breach of the foregoing will be inadequate, and that Client is entitled to seek appropriate injunctive relief in addition to any remedy at law in case of any such breach.

          c. Consultant agrees that all work he performs pursuant to this Agreement, and all work which relates at the time of conception or reduction to Client's business, and all work which results from work he performs for Client, whenever performed during the term of this Agreement, and whether or not utilizing Client's equipment, supplies, facilities or trade secret information, is considered work made for hire for Client as such term is defined in section 101 of the Copyright Act of 1976 and belongs to Client. Consultant further agrees that in the event that this Agreement is determined not to be a work for hire agreement, Consultant will assign to Client any and all rights retained by Consultant.

     7.   GENERAL PROVISIONS.

          a. Any notices given by either party may be effected by personal delivery in writing or by mail, registered or certified, postage prepaid, or by facsimile transmission or by electronic submission, if receipt is confirmed in a commercially acceptable manner. Mailed notices are to be addressed to the parties at the addresses below:

          If to Client:             SonomaWest Holdings, Inc.
                                    1448 Industrial Avenue
                                    Sebastopol, CA 95472
                                    Attn:  Gary Hess, President
                                    Phone: 707.824.2541
                                    Fax:   707.824.2543


          If to Consultant:         David J. Bugatto
                                    3904 El Ricon Way
                                    Sacramento, CA 95864

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     Notices delivered personally are deemed communicated as of actual receipt;
mailed notices are deemed communicated as of two days after mailing.

          b. This agreement supersedes any and all agreements, oral or written, between the parties with respect to rendering services by Consultant for Client, and contains all agreements between the parties. Any modification of this Agreement is effective only if I n writing signed by the party to be charged.

          c. If any provisions in this Agreement are held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions will continue in full force provided that the essential purposes of the Agreement can be achieved without the invalid provision.

          d. This Agreement is governed by and construed in accordance with the law of the state of California.

     IN WITNESS WHEREOF, this Agreement has been entered into as of the date and year first above written.

                                      Consultant:

                                           /s/ David J. Bugatto
                                           --------------------
                                           David J. Bugatto


                                      Client:
                                           SONOMAWEST HOLDINGS, INC.

                                           By: /s/ Gary L. Hess
                                              --------------------------------
                                               Gary L. Hess, President

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                                    EXHIBIT A

                             DESCRIPTION OF SERVICES

Management of the development, leasing and sale of Client's real property located in the Sonoma County, California.